Exhibit (a)(1)(T)

NOTICE OF OBJECTION
To Tender Ordinary Shares
of
STRATASYS LTD.
Pursuant to the Offer to Purchase
dated May 25, 2023, as amended and supplemented by the
Supplement to Offer to Purchase dated June 27, 2023 and the Second Supplement to Offer to Purchase dated July 10, 2023 by
NANO DIMENSION LTD.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, ON JULY 24, 2023, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

Mail or deliver this Notice of Objection to:

By Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021

DELIVERY OF THIS NOTICE OF OBJECTION TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

PLEASE READ THE INSTRUCTIONS ACCOMPANYING THIS NOTICE OF OBJECTION CAREFULLY BEFORE COMPLETING THIS NOTICE OF OBJECTION.

To:       Nano Dimension Ltd. (“Nano”)

c/o Computershare Trust Company, N.A.

The undersigned hereby notifies you of the undersigned’s objection to the offer by Nano to purchase up to 25,266,458 outstanding ordinary shares, NIS 0.01 par value per share, of Stratasys Ltd., (“Stratasys” and “Stratasys Shares”, respectively), not already owned by Nano, such that Nano would own up to and no more than 51% of the outstanding Stratasys Shares upon consummation of the offer, with a minimum condition of owning at least 46% of the outstanding Stratasys Shares upon consummation of the offer, but in any event no less than 5% of the Stratasys Shares are tendered in the offer, as set forth in the Offer to Purchase, dated May 25, 2023, as subsequently amended and supplemented, including by the Supplement to Offer to Purchase dated June 27, 2023 and the Second Supplement to Offer to Purchase dated July 10, 2023 (together with any subsequent amendments or supplements thereto, the “Offer to Purchase” and, together with the Letter of Transmittal, as they may be further amended, supplemented, or otherwise modified from time to time, the “offer”) with respect to _________________ (insert number) Stratasys Shares held by the undersigned. By executing this Notice of Objection (“Notice of Objection”), the undersigned acknowledges that the undersigned has read, and agrees to, the terms and conditions of the instructions accompanying this Notice of Objection.

Name(s) of Holder(s)

Address(es) of Holder(s)

Telephone Number(s) of Holder(s)

Email Address(es) of Holder(s)

Signature(s) of Holder(s)

Date: _______________, 2023

Broker Holding your Shares (if applicable): _______________

THIS NOTICE OF OBJECTION SHOULD ONLY BE EXECUTED BY YOU IN THE EVENT THAT YOU OBJECT TO THE OFFER WITH RESPECT TO ALL OR ANY PORTION OF YOUR STRATASYS SHARES. ACCORDINGLY, DO NOT EXECUTE THIS NOTICE OF OBJECTION IF (1) YOU WOULD LIKE TO ACCEPT THE OFFER WITH RESPECT TO THOSE STRATASYS SHARES (IN WHICH CASE YOU SHOULD COMPLETE AND EXECUTE THE LETTER OF TRANSMITTAL) OR (2) YOU DO NOT WISH TO PREVENT THE COMPLETION OF THE OFFER.

NOTE: SIGNATURES MUST BE PROVIDED ABOVE

INSTRUCTIONS TO THE NOTICE OF OBJECTION

Forming Part of the Terms and Conditions of the offer

1.      Explanation of Notice of Objection. Under Israeli law, you may respond to the offer by accepting the offer and tendering all or any portion of your Stratasys Shares in accordance with the Offer to Purchase and the instructions contained in the Letter of Transmittal or by notifying us of your objection to the offer with respect to all or any portion of your Stratasys Shares by executing and delivering this Notice of Objection. Alternatively, you may simply do nothing and not tender your Stratasys Shares or object to the offer. It is a condition to the offer that at the Expiration Date (as defined in the Offer to Purchase), the aggregate number of Stratasys Shares validly tendered in the offer is greater than the number of Stratasys Shares represented by Notices of Objection. In making this calculation, we exclude Stratasys Shares owned by us or our affiliates. We will make this calculation and announce the results promptly after the Expiration Date (as defined in the Offer to Purchase). If this and the other conditions to the offer have been satisfied or, subject to applicable law, waived by us, shareholders will be afforded an additional four calendar days to tender their Stratasys Shares in the offer, but Notices of Objection will no longer be accepted.

If, with respect to all or any portion of your Stratasys Shares, you object to the offer during the Offer Period and the conditions to the offer have been satisfied or, subject to applicable law, waived by us, you may tender such Stratasys Shares during the Additional Offer Period (as defined in the Offer to Purchase).

Do not send any stock certificates with this Notice of Objection.

2.      Delivery of Notice of Objection. If you wish to object to the offer and you hold your Stratasys Shares directly, complete and sign this Notice of Objection and mail or deliver it to the Depositary at one of its addresses set forth on the front of this document prior to 5:00 p.m., New York time, on the Expiration Date.

If you wish to object to the offer and you hold your Stratasys Shares through a broker, dealer, commercial bank, trust company or other nominee, you must request such broker, dealer, commercial bank, trust company or other nominee to submit for you the Notice of Objection to the Depositary prior to 5:00 p.m., New York time, on the Expiration Date. Do not complete and return this Notice of Objection directly if you hold your Stratasys Shares through a broker, dealer, commercial bank, trust company or other nominee.

The method of delivery of this Notice of Objection, share certificates and all other required documents, including delivery through the Depository Trust Company, is at the option and risk of the objecting shareholder, and the delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional or contingent Notices of Objection will be accepted. You may be required to provide proof of your ownership of Stratasys Shares at Nano’s reasonable discretion.

3.      Signatures on Notice of Objection. If this Notice of Objection is signed by the holder(s) of Stratasys Shares, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) evidencing the Stratasys Shares without alteration, enlargement or any other change whatsoever.

If any Stratasys Shares are registered in the name of two or more persons, all of those named persons must sign this Notice of Objection.

If any Stratasys Shares are registered in different names, it will be necessary to complete, sign and submit as many separate Notices of Objection as there are different registrations of those objecting Stratasys Shares.

If this Notice of Objection is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to us of that person’s authority so to act must be submitted.

4.      Withdrawal of Notice of Objection. You may withdraw a previously submitted Notice of Objection at any time prior to 5:00 p.m., New York time, on the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be timely received by the Depositary at one of its addresses set forth on the front of this document. Any notice of withdrawal must specify the name of the person(s) who submitted the Notice of Objection to be withdrawn and the number of Stratasys Shares to which the Notice of Objection to be withdrawn relates. Following the withdrawal of a Notice of Objection, a new Notice of Objection may be submitted at any time prior to 5:00 p.m., New York time, on the Expiration Date by following the procedures described above. If Notices of Objection have been delivered pursuant to the procedures for book-entry transfer as set forth above, any notice of withdrawal must also specify the name and number of the account at DTC to be adjusted to reflect the withdrawal of such Stratasys Shares and otherwise comply with DTC’s procedures.

5.      Determination of Validity. All questions as to the form and validity (including time of receipt) of Notices of Objection will be determined by us, in our sole discretion, subject to applicable law, which determination will be final and binding on all parties. None of us or our affiliates or assigns, the Depositary, the Information Agent, our counsel or any other person will be under any duty to give notification of any defects or irregularities in any notice or incur any liability for failure to give any such notification.

IMPORTANT: IF YOU SUBMIT A NOTICE OF OBJECTION WITH RESPECT TO STRATASYS SHARES AND THEREAFTER YOU DELIVER TO US A LETTER OF TRANSMITTAL BY WHICH YOU TENDER THOSE STRATASYS SHARES, WE WILL DISREGARD YOUR NOTICE OF OBJECTION. SIMILARLY, IF YOU SUBMIT TO US A LETTER OF TRANSMITTAL BY WHICH YOU TENDER

STRATASYS SHARES, AND THEREAFTER (BEFORE THE EXPIRATION DATE) YOU DELIVER TO US A NOTICE OF OBJECTION WITH RESPECT TO THOSE STRATASYS SHARES, WE WILL DISREGARD YOUR LETTER OF TRANSMITTAL. IF YOU SUBMIT A LETTER OF TRANSMITTAL AND A NOTICE OF OBJECTION CONCURRENTLY WITH RESPECT TO THE SAME STRATASYS SHARES, THE NOTICE OF OBJECTION WILL BE DISREGARDED.

6.      Questions and Requests for Assistance or Additional Copies. Questions and requests for assistance may be directed to the Information Agent at the address or telephone numbers set forth below. Additional copies of the Offer to Purchase, Letter of Transmittal, this Notice of Objection and other offer documents may be obtained from the Information Agent.

The Information Agent for the Offer is:

1290 Avenue of the Americas, 9th floor
New York, NY 10104

For assistance call: (877) 668-1646